Exhibit No. 32

Certification Pursuant to 18 U.S.C. 1350,
as adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 -
Chief Executive and Chief Financial Officer

In connection with the Quarterly Report of American Lorain Corporation (Company) on Form 10-QSB for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Si Chen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 14,2007

/s/ Si Chen
Si Chen
Chief Executive Officer

In connection with the Quarterly Report of American Lorain Corporation (Company) on Form 10-QSB for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Huanxiang Cheng, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November14, 2007

/s/ Huanxiang Cheng
Huanxiang Cheng
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to American Lorain Corporation and will be retained by American Lorain Corporation and furnished to the Securities and Exchange Commission or its staff upon request.